SUB-ITEM 77Q3

AIM INTERNATIONAL CORE EQUITY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-6463
SERIES NO.: 11


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 1,010
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                        $ 116
       Class C                                                        $ 191
       Class R                                                         $ 36
       Investor Class                                                 $ 445
       Institutional Class                                          $ 6,488


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.1754
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                       0.0604
       Class C                                                       0.0604
       Class R                                                       0.1370
       Investor Class                                                0.1754
       Institutional Class                                           0.2649


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        5,223
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        1,274
       Class C                                                        2,561
       Class R                                                          241
       Class Y                                                           21
       Investor Class                                                 2,252
       Institutional Class                                           24,078


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $ 8.63
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $ 8.54
       Class C                                                       $ 8.33
       Class R                                                       $ 8.61
       Class Y                                                       $ 8.75
       Investor Class                                                $ 8.75
       Institutional Class                                           $ 8.70